UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

As previously reported, on August 7, 2017 NxStage Medical, Inc. (“NxStage”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among NxStage, Fresenius Medical Care Holdings, Inc. (“Fresenius”), and Broadway Renal Services, Inc., a wholly-owned subsidiary of Fresenius (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into NxStage (“Merger”) with NxStage surviving as a wholly-owned subsidiary of Fresenius.  Fresenius is also a key customer of NxStage.

On January 29, 2019, NxStage, Fresenius and Merger Sub amended the Merger Agreement to extend the end date from February 5, 2019 to the earlier of (1) August 6, 2019 and (2) the first business day that is at least 60 calendar days after the Federal Trade Commission ("FTC") has been appropriated funding to be fully operational for at least 60 consecutive days during fiscal 2019.

Fresenius has already signed a consent decree that was proposed by the staff of the FTC and that remains subject to approval by the FTC commissioners. Under the terms of the consent decree, Fresenius would divest the NxStage bloodlines business operated under the Medisystems name to B. Braun Medical to address comments from the FTC staff.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Jeffrey H. Burbank
Jeffrey H. Burbank
Chief Executive Officer
Date: January 29, 2019